                                 SCHEDULE 14A

                                (Rule 14A-101)
                    Information Required in Proxy Statement
                           Schedule 14A Information
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant: [X]

Filed by a Party other than the Registrant: [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

                                          [_] Confidential, for Use of the
[X] Definitive Proxy Statement                Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Under Rule 14a-12


                              LEARNINGSTAR CORP.
             (Name of Registrant as Specified in its Certificate)

                               ----------------

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                              LEARNINGSTAR CORP.
                       2 Lower Ragsdale Drive, Suite 200
                          Monterey, California 93940

                               ----------------

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                            To be held May 1, 2002

                               ----------------

   The 2002 Annual Meeting of Stockholders of LearningStar Corp. will be held at the Monterey Hyatt, One Old Golf Course Road, Monterey, California 93940 on Wednesday, May 1, 2002 at 9:00 a.m. local time for the following purposes:

    1. To elect three Class I directors for a term ending at the 2005 annual meeting and until their successors are duly elected and qualified;

    2. To approve an amendment to our Restated Certificate of Incorporation to change our corporate name to "Excelligence Learning Corporation;"

    3. To approve our Second Amended and Restated 2001 Employee Stock Purchase Plan, as described herein;

    4. To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2002; and

    5. To transact such other business as may properly be brought before the 2002 Annual Meeting or any adjournments thereof.

   Only stockholders of record at the close of business on March 8, 2002 are entitled to notice of, and to vote at, the 2002 Annual Meeting or any adjournment or postponement thereof. The list of stockholders will be available for examination for ten days prior to the Annual Meeting at our offices at 2 Lower Ragsdale Drive, Suite 200, Monterey, California 93940. All stockholders are cordially invited to attend the 2002 Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ Judith McGuinn

                                          Judith McGuinn
                                          Secretary

Monterey, California
April 3, 2002

                              LEARNINGSTAR CORP.

                                PROXY STATEMENT

General

   This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of LearningStar Corp., a Delaware corporation (the "Company"), for use at the Annual Meeting of the Company's stockholders (the "Annual Meeting") to be held on Wednesday, May 1, 2002, 9:00 a.m., local time, at the Monterey Hyatt, One Old Golf Course Road, Monterey, California 93940, for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

   This Proxy Statement and accompanying proxy card will be first mailed to stockholders on or about April 3, 2002.

   This is the Company's first proxy statement and annual meeting of stockholders since the combination (the "Combination") of Earlychildhood LLC, a California limited liability company ("Earlychildhood"), and SmarterKids.com, Inc., a Delaware corporation ("SmarterKids.com"), was completed on April 30, 2001. Thus, certain information in this Proxy Statement necessarily pertains to those two companies prior to the Combination. Upon completion of the Combination, each of Earlychildhood and SmarterKids.com became a wholly-owned subsidiary of the Company.

   A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2001, including financial statements, has been sent simultaneously with this Proxy Statement or has been previously provided to all stockholders entitled to vote at the Annual Meeting.

   The Company's principal executive offices are located at 2 Lower Ragsdale Drive, Suite 200, Monterey, California 93940.

Voting at the Annual Meeting; Record Date

   Only stockholders of record at the close of business on March 8, 2002, the record date, are entitled to notice of, and to vote at, the Annual Meeting. As of that date, 8,364,260 shares of common stock, par value $.01 per share, of the Company ("Common Stock") were outstanding and entitled to vote at the Annual Meeting.

   The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Proxies and Voting Procedures

   A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to sign, date and return the proxy card in the accompanying pre-addressed envelope.

   You have three choices on each of the matters to be voted upon at the Annual Meeting. As to Proposal 1, the election of directors, you may:

  .  vote for all of the director nominees as a group;

  .  withhold authority to vote for all director nominees as a group; or

  . vote for all director nominees as a group except those nominees you identify on the appropriate line.

   As to Proposals 2, 3 and 4, you may:

  .  vote "For" the item;

  .  vote "Against" the item; or

  .  "Abstain" from voting on the item.

   As discussed below under "--Quorum; Required Vote," if a quorum is present and you "Abstain" from voting on any proposal, it may have the effect of a vote "Against" the proposal.

   Stockholders may vote by either completing and returning the enclosed proxy card, voting in person at the Annual Meeting or submitting a signed proxy card at the Annual Meeting.

   YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. ANY RECORD HOLDER WHO IS PRESENT AT THE ANNUAL MEETING MAY VOTE IN PERSON INSTEAD OF BY PROXY, THEREBY CANCELLING ANY PREVIOUS PROXY.

   Any stockholder of record may revoke a proxy at any time before it is voted by:

  . filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case dated later than the prior proxy relating to the same shares; or

  . attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself revoke a prior proxy).

   Any written notice of revocation or subsequent proxy should be delivered to LearningStar Corp., 2 Lower Ragsdale Drive, Suite 200, Monterey, California 93940, Attention: Secretary, or hand-delivered to the Secretary, in either case before the taking of the vote at the Annual Meeting.

   All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors.

   If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Quorum; Required Vote

   A majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A broker "non-vote" reflects shares held of record by a broker or nominee on behalf of a beneficial owner where the broker or nominee does not have discretionary voting power with respect to a particular proposal and has not received instructions from the beneficial owner.

   The director nominees set forth in Proposal 1 will be elected by a plurality of the votes cast by shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Approval of Proposal 2, the amendment to the Restated Certificate of Incorporation, will require the affirmative vote of at least 75 percent of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Approval of Proposal 3, the approval of the Second Amended and Restated 2001 Employee Stock Purchase Plan, and Proposal 4, the ratification of the appointment of KPMG LLP as the Company's independent auditors, each will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters. Each share of Common Stock is entitled to one vote.

   Proxies that reflect abstentions and broker non-votes will have no effect on the outcome of Proposal 1 and will have the effect of a vote "Against" Proposal 2. With respect to Proposals 3 and 4, proxies that reflect abstentions will have the effect of a vote "Against" such proposals, while proxies that reflect broker non-votes will have no effect on the outcome of such proposals.

   All votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

General Information

   Pursuant to the Company's Restated Certificate of Incorporation (the "Restated Certificate"), the Company's Amended and Restated Bylaws (the "Bylaws") and resolutions adopted by the Board of Directors, the Company currently has eight directors. The current directors are Al Noyes (Chairman of the Board), Ron Elliott, Richard Delaney, Dr. Louis Casagrande, Dean DeBiase, Scott Graves, Michael Kolowich and Robert MacDonald. The Company's directors are assigned to Class I, Class II or Class III and hold office until their resignation or removal and until their successors are duly elected and qualified at the next applicable annual meeting. Mr. Noyes, Dr. Casagrande and Mr. Graves have been assigned to Class I and their term ends on the date of the Annual Meeting. If re-elected, those directors' terms will expire at the 2005 annual meeting of stockholders. Messrs. Elliott and DeBiase have been assigned to Class II and their term will end on the date of the Company's 2003 annual meeting of stockholders. Messrs. Delaney, Kolowich and MacDonald have been assigned to Class III and their term will end on the date of the Company's 2004 annual meeting of stockholders.

   In the absence of instructions to the contrary, votes will be cast FOR the election of the following persons as directors pursuant to the proxies solicited hereby. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy will be voted for any substitute nominee selected by the current Board of Directors. However, the proxy cannot be voted for a greater number of persons than the number of nominees designated by the Board of Directors. At this time, management has no reason to believe that the persons named will be unable or will decline to serve if elected, and each nominee for director has indicated his willingness to serve if elected.

   The following table sets forth the name of, and certain information regarding, the three persons nominated for election at the Annual Meeting.

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                        Positions Currently
 Name                               Age Held with the Company
 ----                               --- ---------------------
 Al Noyes.........................   44 Chairman of the Board

 Dr. Louis Casagrande(1)..........   55 Director

 Scott Graves(1)..................   31 Director

--------
(1) Member of the Audit Committee.

   Al Noyes has served as Chairman of the Board of the Company since April 2001. Mr. Noyes is currently President of The Noyes Group, a boutique management consulting firm. Prior to April 2001, Mr. Noyes served as Chief Operating Officer of SmarterKids.com from November 2000 to April 2001 and as Executive Vice President, Sales and Marketing of SmarterKids.com from February 2000 to October 2000. Mr. Noyes also served as Senior Vice President, Sales and Marketing of SmarterKids.com from September 1997 to February 2000. Prior to joining SmarterKids.com, from July 1996 to May 1997, Mr. Noyes served as Vice President of Sales and Marketing of net. Genesis, a developer and marketer of website usage and performance analysis products.

   Dr. Louis Casagrande has been a director of the Company since May 2001. Since July 1994, Dr. Casagrande has served as President and Chief Executive Officer of The Children's Museum of Boston, Massachusetts. Since May 2000, Dr. Casagrande has also served as President of the Council of the Association of Children's Museums. From June 1987 to June 1994, Dr. Casagrande served as Senior Vice President at the Science Museum of Minnesota. Dr. Casagrande is the author and editor of numerous publications in anthropology and museum studies.

   Scott Graves has been a director of the Company since April 2001. Since October 2001, Mr. Graves has served as Assistant Vice President at Oaktree Capital Management, LLC, a private investment firm. From May 1998 through October 2001, Mr. Graves was with William E. Simon & Sons, LLC, a private investment firm and merchant bank, where he held several positions, most recently as a Principal of its Private Equity Group. From May 1996 through August 1997, Mr. Graves worked in the Mergers and Acquisitions Group of Merrill Lynch & Company, an international investment banking firm. Prior thereto, Mr. Graves worked in the Audit and Business Services Division of PricewaterhouseCoopers LLP, an international professional services firm from 1993 through 1995. Mr. Graves is a Certified Public Accountant in the State of California. Prior to the Combination, Mr. Graves served as a member of the Earlychildhood management committee from July 2000 to April 2002. Mr. Graves currently serves on the board of directors of Maidenform, Inc. and Reeves Industries, Inc., each of which is a privately-held company.

   The Bylaws provide that any stockholder of record who is entitled to vote for the election of directors may nominate persons for election as directors only if timely, written notice in proper form of the intent to make a nomination at a meeting of stockholders is received by the Secretary of the Company at its principal executive offices at 2 Lower Ragsdale Drive, Suite 200, Monterey, California 93940. To be timely and in proper form under the Bylaws, the notice generally must be delivered not less than 70 nor more than 90 days prior to the date of the meeting at which directors are to be elected and must contain prescribed information about the proponent and each nominee, including such information about each nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the Board of Directors. See "Procedure for Submitting Stockholder Proposals for the 2003 Annual Meeting."

Committees of the Board of Directors and Other Board Information

   From January 3, 2001 to May 10, 2001, the Board of Directors was comprised of the following six directors: Al Noyes, Ron Elliott, Scott Graves, Stephen Kaplan, Michael Kolowich and Robert MacDonald. David Blohm, the former President, Chief Executive Officer and a director of SmarterKids.com, resigned from his position as a member of the Board of Directors on January 3, 2001. On May 10, 2001, Dean DeBiase, Dr. Louis Casagrande and Richard Delaney were elected to the Board and, on June 21, 2001, Stephen Kaplan resigned from his position as a member of the Board. From January 2001 to May 10, 2001, the Board of Directors acted only by written consent. From May 10, 2001 through December 2001, the Board of Directors met four times and attendance at those meetings was 100%.

   From March 14, 2001 to December 31, 2001, the Company had two principal standing committees, an Audit Committee and a Compensation Committee. Beginning fiscal year 2002, the Company dissolved its Compensation Committee. The Audit Committee is currently the only principal standing committee of the Board of Directors. No committee meetings were held until after the completion of the Combination on April 30, 2001. From May 2001 through December 2001, the Audit Committee and Compensation Committee met three and two times, respectively.

   The members and functions of the Board's committees for fiscal year 2001 were as follows:

   Audit Committee. During fiscal year 2001, the Audit Committee was responsible for reviewing and making recommendations regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and its internal controls, accounting practices and policies. From March 14, 2001 to May 10, 2001, the members of the Audit Committee were Messrs. Kaplan and Kolowich. On May 10, 2001, Mr. Kaplan resigned from his position on the Audit Committee and Messrs. Graves and Delaney were appointed to serve as members, with Mr. Delaney serving as Chairman. On September 1, 2001, Mr. Delaney was appointed to serve as the Company's Chief Financial Officer and was no longer able to serve on the Audit Committee. From September 1, 2001 to December 31, 2001, the Audit Committee consisted only of two members, with no Chairman. On February 21, 2002, Mr. DeBiase and Dr. Casagrande were elected to the Audit Committee. The current Chair of the Audit Committee is Mr. Kolowich. The Company is currently in compliance with the audit committee charter requirements of the Nasdaq Stock Market, however, for a portion of fiscal year 2001, the Company did not have three independent directors on the Audit Committee as contemplated by Rule 4350(d)(2)(A) of the Nasdaq Rules. See "Audit Committee Report." The authority of the Audit Committee is set forth in more detail in its Charter, which is reprinted in its entirety as Annex A to this Proxy Statement.

   Compensation Committee. During fiscal year 2001, the Compensation Committee was responsible for determining the nature and amount of compensation for the Company's management and for administering its employee benefit plans. From March 14, 2001 to May 10, 2001, the members of the Compensation Committee were Messrs. Kaplan and Kolowich. On May 10, 2001, Mr. Kaplan resigned from his position on the Compensation Committee and Messrs. MacDonald and DeBiase were appointed to serve as members. From May 10, 2001 to December 31, 2001, the members of the Compensation Committee were Messrs. MacDonald (Chairman), DeBiase and Kolowich, none of whom are employees of the Company or any of its subsidiaries. However, Mr. MacDonald is currently employed by an affiliate of Educational Simon, L.L.C., a significant stockholder of the Company. As such, Mr. MacDonald is not a "non-employee director" as defined by Rule 16b-3 under the Exchange Act, or an "outside director" as defined under Section 162(m) of the Code. See "Compensation Committee Report" and "Certain Relationships and Related Transactions."

Director Compensation

   The Company pays directors who are not officers of the Company, or its "non-employee directors," an annual retainer of $12,000 per year and a fee of $1,000 per meeting of the Board of Directors or any of its committees for their services as directors. Because the closing of the Combination did not occur until April 30, 2001, each non-employee director was paid a pro-rated annual retainer of $8,000 for the fiscal year ended December 31, 2001. Each non-employee director has agreed to defer payment of the $12,000 retainer and $1,000 fee per meeting attended during fiscal year 2002 until such time as the Board of Directors determines that the cash flow of the Company supports such payment. Directors who are officers of, or employed by, the Company or any of its subsidiaries are not additionally compensated for their Board and committee activities. The Company reimburses all of its directors for expenses incurred in connection with attending meetings of the Board of Directors and committees of the Board.

   The Company pays the Chairman of its Audit Committee an annual retainer of $4,000. Mr. Delaney served as Chairman of the Audit Committee from May 10, 2001 to August 31, 2001. For his service as Chairman of the Audit Committee, Mr. Delaney received $1,333. In 2001, the Chairman of the Compensation Committee was entitled to an annual retainer of $2,000. Mr. MacDonald served as Chairman of the Compensation Committee during fiscal year 2001, but was not paid an annual retainer because of his affiliation with Educational Simon, L.L.C. See "Certain Relationships and Related Transactions." In 2002, the Company will not pay an annual retainer to the Chairman of the Audit Committee.

   Pursuant to the Company's 2001 Non-Employee Director Stock Option Plan, each of the Company's non-employee directors elected on or after April 30, 2001 is automatically granted options to purchase 40,000 shares of Common Stock on the date the director is initially elected to the Board. Upon re-election, each non-employee director is automatically granted an option to purchase 2,000 shares of Common Stock under the Non-Employee Director Stock Option Plan. Grants under the Non-Employee Director Stock Option Plan are made at a price equal to fair market value of the Common Stock on the date of grant and vest in equal portions over a term of three years from the date the recipient is elected as a non-employee director. In addition, all of the Company's directors are eligible to receive option grants pursuant to the Company's 2001 Stock Option and Incentive Plan. Grants under the 2001 Stock Option and Incentive Plan are made at a price equal to fair market value of the Common Stock on the date of grant and, in general, vest in equal portions over a term of three years from the grant date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTORS NOMINATED
                                IN PROPOSAL 1.

                                  PROPOSAL 2.

                             CORPORATE NAME CHANGE

   On October 4, 2001, the Board of Directors approved a resolution authorizing an amendment to the Restated Certificate to change the Company's corporate name to "Excelligence Learning Corporation." The proposed amendment does not change any other aspect of the Restated Certificate and is subject to stockholder approval.

   The Board of Directors believes that it is in the best interests of the Company and its stockholders to change its corporate name to "Excelligence Learning Corporation" in order to avoid any potential confusion between the names "LearningStar Corp." and "LearnStar L.P." LearnStar L.P. is a Dallas, Texas based entity that develops and markets interactive educational technology to primary and secondary schools. On September 19, 2001, the Company entered into a settlement agreement, which was subsequently amended on November 12, 2001, with LearnStar in connection with a complaint LearnStar filed against the Company in July 2001 claiming, among other things, trademark infringement and false designation of origin, on the basis that the "LEARNINGSTAR" mark and logo is confusingly similar to LearnStar's "LEARNSTAR" mark and logo. Pursuant to the settlement agreement, the Company has agreed, among other things, to formally change its corporate name by May 15, 2001.

   The corporate name change from LearningStar Corp. to Excelligence Learning Corporation will not in any way affect the validity or transferability of stock certificates currently outstanding, and the Company's stockholders will not be required to surrender for exchange any certificates now held by them. In addition, the corporate name change will not affect the listing of the Common Stock on the Nasdaq SmallCap Market. The Company's shares will continue to trade under the symbol "LRNS" on the Nasdaq SmallCap Market.

   The affirmative vote of at least 75 percent of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for approval of the proposal to amend the Restated Certificate to change the Company's corporate name.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE
    COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S
                  CORPORATE NAME AS DESCRIBED IN PROPOSAL 2.

                                  PROPOSAL 3.

                    APPROVAL OF SECOND AMENDED AND RESTATED
                       2001 EMPLOYEE STOCK PURCHASE PLAN

   Stockholders are being asked to approve the Company's Second Amended and Restated 2001 Employee Stock Purchase Plan at the Annual Meeting. In March 2001, in connection with the completion of the Combination, the 2001 Employee Stock Purchase Plan (the "Original Plan") was approved by the Board of Directors and by Earlychildhood and SmarterKids.com as the sole stockholders of the Company at that time. The Original Plan was subsequently amended and restated by the Company. On October 4, 2001, the Board of Directors approved, subject to stockholder approval, the Second Amended and Restated 2001 Employee Stock Purchase Plan (the "ESPP"), which amends and restates the Original Plan in its entirety. The ESPP, if approved, would increase the aggregate number of shares authorized for issuance under the ESPP from 125,000 to 250,000 and would effect several other minor changes in the terms of the Original Plan.

   Set forth below is a general description of the terms of the ESPP, which is qualified in its entirety by reference to the ESPP, a copy of which is attached to this Proxy Statement as Annex B.

General

   The purpose of the ESPP is to encourage stock ownership by all of the Company's eligible employees so that they may share in the Company's growth by acquiring or increasing their proprietary interest in the Company and to encourage them to remain employees of the Company.

Shares Subject to the ESPP

   The Original Plan provides that the aggregate number of shares of Common Stock authorized for issuance under the Original Plan is 125,000. If the ESPP is approved by the Company's stockholders, the aggregate number of shares of Common Stock authorized for issuance under the ESPP would be increased to 250,000. The ESPP provides for appropriate adjustments in the class and aggregate number of shares authorized for issuance under the Plan in the event of a stock split or stock dividend, consolidation or merger, or recapitalization or reorganization of the Company.

Administration of the Espp

   The ESPP is administered by the Board of Directors.

Eligibility to Participate

   Participation in the ESPP is voluntary. Employees of the Company and its participating subsidiaries are eligible to participate in the ESPP if they have completed at least one day of employment, customarily work more than 20 hours per week, and are customarily employed for more than five months in any calendar year.

   An employee is not eligible to participate in the ESPP if the employee, immediately after the option was granted, would be treated as an employee owning or holding options and stock possessing five percent or more of the total combined voting power or value of the Common Stock or stock of any parent or subsidiary corporation.

Payment Periods; Grant of Options

   The ESPP is implemented through consecutive payment periods. Generally, a payment period is a six-month period beginning on March 1 and September 1 and ending on August 31 and February 28, respectively, of each calendar year.

   On the first business day of each payment period, the Company may grant each participant an option to purchase, on the last day of the payment period, a maximum of 200 shares, subject to adjustment as provided by the ESPP. The exercise price is determined as set forth in "--Option Exercise Price." Participants must remain eligible to participate in the ESPP throughout the remainder of the payment period. Participants are entitled to exercise the option granted only to the extent of their accumulated payroll deductions on the last day of the payment period. Participants cannot assign or transfer any option granted under the ESPP. Only the participant may exercise any option granted to him or her under the ESPP.

Termination of Rights

   A participant's rights under the ESPP will immediately terminate if he or she ceases to be an employee of the Company or one of its participating subsidiaries because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death, or for any other reason. If a participant ceases to participate in the ESPP for any of these reasons, the Company will promptly refund, without interest, the entire balance of payroll deductions credited to the employee's account under the ESPP.

Payroll Deductions

   Employees can elect to have between $200 and $5,000 per year, in $50 increments, deducted from their paychecks and applied toward the purchase of Common Stock under the ESPP at the end of each payment period. Participants may not increase or decrease the amount of payroll deduction during a payment period. However, participants may withdraw in full from the ESPP at any time.

   The Company will accumulate and hold a participant's payroll deductions throughout the payment period as general unsecured corporate assets. The Company will not pay any interest on payroll deductions credited to a participant's account under the ESPP.

Option Exercise Price

   On the last day of the payment period, the money in a participant's account will be used to buy Common Stock (rounded down to the nearest whole share) at a purchase price of 85% of the average market price of the Common Stock on either the first day or last day of the payment period, whichever price is lower. The average market price of a share of Common Stock on any given date is equal to the last reported sale price of the Common Stock on the Nasdaq SmallCap Market on such date.

   To comply with Section 423(b)(8) of the Internal Revenue Code of 1986, as amended (the "Code"), an employee may not buy more than $25,000 of the fair market value of Common Stock (determined on the date or dates that options on such stock were granted) through the ESPP in any calendar year.

Exercise of Options

   If an employee continues to be a participant in the ESPP on the last day of a payment period, the employee will be deemed to have exercised the option on that date and will be deemed to have purchased the number of full shares of Common Stock as the employee's accumulated payroll deductions on that date will purchase at the option price, subject to the 200-share limit and the
Section 423(b)(8) limitation.

Amendment and Termination of the ESPP

   The Board of Directors may at any time wholly or partially amend, alter or suspend the ESPP. However, the Board of Directors may not, without stockholder approval given within 12 months before or after the action by the Board of Directors, amend the ESPP so as to increase the number of shares which may be issued under or extend the term of the ESPP.

   The ESPP will be in effect until April 30, 2011, unless the Board of Directors terminates the ESPP at an earlier date. The ESPP will also terminate when all or substantially all of the unissued shares of stock reserved for issuance under the ESPP have been purchased. Upon any termination of the ESPP, all payroll deductions not used to purchase stock will be refunded, without interest.

Securities Laws and Federal Income Tax Consequences

   Securities Laws. The ESPP is intended to conform, to the extent necessary, with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any and all rules and regulations promulgated by the Securities and Exchange Commission thereunder. The ESPP will be administered, and shares of Common Stock may be purchased, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the ESPP and the purchase of shares of Common Stock thereunder, shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

   General Federal Tax Consequences. The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Amounts withheld from a participant's pay under the ESPP constitute ordinary income as if such amounts had been paid outright. No income is realized by a participant upon the purchase of shares at the end of a payment period. A participant may realize ordinary income upon a sale or other disposition of shares acquired under the ESPP. In general, if the sale or other disposition occurs more than two years after the date on which the option is granted or more than one year after the date on which the shares of Common Stock are purchased (the "Holding Period"), then gain realized will be treated as ordinary income in an amount up to the lesser of (1) the excess of the fair market value of the shares at the time of sale or other disposition over the amount paid, or (2) the excess of the fair market value of the shares at the beginning of the offering period over the option price. The balance of the gain, if any, will be treated as long-term capital gain. If the sale or other disposition occurs before the Holding Period expires, then the participant must immediately notify the Company in writing and will realize ordinary income equal to the 15% purchase price discount and the amount of the ordinary income will be added to the employee's basis for the shares in determining the capital gain or loss realized on the sale. The Company will be entitled to a deduction equal to the ordinary income realized by a participant who sells. Participants are advised to consult their own tax advisors as to the specific tax consequences of participating in the ESPP.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE SECOND
            AMENDED AND RESTATED 2001 EMPLOYEE STOCK PURCHASE PLAN
                          AS SET FORTH IN PROPOSAL 3.

                                  PROPOSAL 4.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors, upon recommendation of the Audit Committee, has appointed KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2002. Representatives of KPMG LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders. KPMG's appointment is being submitted for ratification at the Annual Meeting. If the appointment is not ratified, the appointment will be reconsidered by the Board of Directors, although the Board of Directors will not be required to appoint different independent auditors for the Company.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION
     OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002 AS SET FORTH IN PROPOSAL 4.

                       DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth certain information, as of March 8, 2002, concerning each person who is a director or executive officer of the Company.

 Name                   Age Position
 ----                   --- --------
 Al Noyes..............  44 Chairman of the Board

 Ron Elliott...........  46 Director and Chief Executive Officer

                            Director, Executive Vice President and Chief
 Richard Delaney.......  58  Financial Officer

 Judith McGuinn .......  52 Chief Operating Officer and Secretary

 Jeffrey Grace.........  39 Vice President--Finance

 Dr. Louis Casagrande..  55 Director

 Dean DeBiase..........  43 Director

 Scott Graves..........  31 Director

 Michael Kolowich......  49 Director

 Robert MacDonald......  54 Director

   For biographical information about Messrs. Noyes and Graves and Dr. Casagrande, see "Proposal No. 1: Election of Directors."

   Ron Elliott has served as the Company's Chief Executive Officer since April 2001. Prior thereto, Mr. Elliott served as President and Chief Executive Officer of Earlychildhood and its predecessor, QTL Corporation, a company that he founded in 1985.

   Richard Delaney has served as the Company's Executive Vice President and Chief Financial Officer since September 2001. Prior thereto, from November 1999 to August 2001, Mr. Delaney was a self-employed management consultant. From July 2000 to April 2001, Mr. Delaney was a member of the board of directors of the Peoples Bank of California and its publicly-traded holding company, PBOC Holdings. From June 1969 to October 1999, Mr. Delaney worked with Grant Thornton LLP, an accounting and consulting firm, where he was a partner and held various senior management positions.

   Judith McGuinn has served as the Company's Chief Operating Officer since April 2001 and as the Company's Secretary since October 2001. Prior thereto, from April 2000 to April 2001, Ms. McGuinn served as Chief Operating Officer of Earlychildhood, having served as Vice President of Content and Publishing of Earlychildhood from December 1999 to April 2000. Prior to joining Earlychildhood, from July 1994 to December 1999, Ms. McGuinn was Vice President/Director of Time Warner AudioBooks, a division of AOL/Time Warner Trade Publishing.

   Jeffrey Grace has served as the Company's Vice President--Finance since April 2001. Mr. Grace also has served as Treasurer and director for Educational Products, Inc., a subsidiary of the Company, since May 1999. From December 1997 to April 2001, Mr. Grace served as Vice President--Finance of Earlychildhood and its predecessor, QTL Corporation. Prior to joining the Company, from October 1993 to November 1997, Mr. Grace was an Executive Associate for EAB Associates, a financial consulting firm. Prior thereto, from September 1989 to September 1993, Mr. Grace was a Senior Accountant for Deloitte & Touche, an international accounting firm.

   Dean DeBiase has served as a Director of the Company since May 2001. Mr. DeBiase is currently Chief Executive Officer of FreeDrive, an enterprise storage applications provider, and Chairman of Start-Up-Partners, a strategic advisory company. Prior thereto, from December 1998 to September 2001, Mr. DeBiase served in the roles of Chairman, Chief Executive Officer and President of Autoweb, a consumer and business automotive Internet service. From January 1995 to April 1999, Mr. DeBiase was President and Chief Executive Officer of Imagination Network, an online games company, which was acquired by America Online in 1996.

   Michael Kolowich has served as a Director of the Company since April 2001. Prior thereto, Mr. Kolowich was a director of SmarterKids.com from January 1999 to April 2001. Mr. Kolowich is currently serving as President and Executive Producer of DigiNovations, Inc., a digital video production company. Prior thereto, from February 1998 to October 2001, Mr. Kolowich served as Vice Chairman of NewsEdge Corporation, an electronic news feed company, and from September 1996 to February 1998, he served as Chairman of the Board, President and Chief Executive Officer of Individual, Inc., an electronic news feed company. In December 1994, Mr. Kolowich founded and was the first President of Ziff-Davis Interactive, now called ZDNet and was also founder and President of AT&T New Media Services. Mr. Kolowich currently serves on the board of directors of each of DigiNovations, Inc., Newmediary, Inc., PowerProse, Inc., Members Connect, Inc. and Revels Incorporated, each of which is a privately-held company.

   Robert MacDonald has served as a Director of the Company since April 2001. Mr. MacDonald is currently President of the Private Equity Group of William E. Simon & Sons, LLC, a private investment firm and merchant bank, where he has worked since August 1993. Mr. MacDonald is also President of Educational Simon, L.L.C., one of the Company's significant stockholders. Mr. MacDonald currently serves on the board of directors of each of SF Interactive, Inc., AimNet Solutions, Inc. and Do+Able Product, Inc., each of which is a privately-held company. Prior to the Combination, Mr. MacDonald served as a member of the Earlychildhood management committee from May 1999 to April 2001.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of March 8, 2002, the beneficial ownership of the Common Stock for each of the Company's current directors, each of the executive officers named in the Summary Compensation Table below, each person known to the Company to be the beneficial owner of more than five percent of the Common Stock and all current directors and executive officers as a group. Percentage ownership is based on 8,364,260 shares of Common Stock outstanding on March 8, 2002 in addition to shares acquirable pursuant to options which will become exercisable within 60 days of March 8, 2002. Unless otherwise indicated below, the address of each named beneficial owner is c/o LearningStar Corp., 2 Lower Ragsdale Drive, Suite 200, Monterey, California 93940.

                                                Common Stock Beneficially
                                                         Owned(1)
                                              ---------------------------------
                                              Number of     Option   Percent of
Name of Beneficial Owner                      Shares(1)    Shares(2)   Class
------------------------                      ---------    --------- ----------
Al Noyes.....................................    66,137      54,125        *
Ron Elliott.................................. 1,364,714         --      16.3%
Richard Delaney..............................    15,000      13,333        *
Dr. Louis Casagrande.........................       --       13,333        *
Dean DeBiase.................................       --       13,333        *
Scott Graves.................................       --          --         *
Michael Kolowich.............................    39,625      13,333        *
Robert MacDonald............................. 2,942,242(3)      --      35.2%
Judith McGuinn...............................       --        5,841        *
Robert Cahill ...............................     7,342         --         *
Educational Simon, L.L.C.(4)................. 2,942,242         --      35.2%
Jeffrey R. Mair and Gloria Mair,
 Trustees of The Mair Family 1984 Living
  Trust(5) .................................. 1,047,018         --      12.5%
All current directors and executive
 officers (10 persons) as a group............ 4,452,718     117,192     53.2%

--------
 * Represents beneficial ownership of less than one percent of the Company's issued and outstanding Common Stock on March 8, 2002.

(1) Beneficial ownership as reported in the above table has been determined in accordance with the rules of the Securities and Exchange Commission. In calculating percentage ownership, each person is deemed to beneficially own shares subject to options that are exercisable within 60 days, but options owned by others (even if exercisable within 60 days) are not deemed to be outstanding shares. Unless otherwise indicated, beneficial ownership represents both sole voting and sole investment power.

(2) Reflects shares of Common Stock subject to options to purchase Common Stock issued by the Company which, on March 8, 2002, were unexercised but were exercisable on or within 60 days after that date. These shares are excluded from the column headed "Number of Shares."

(3) Represents shares held by Educational Simon, L.L.C. As President of Educational Simon, L.L.C. and President of the Private Equity Group of William E. Simon & Sons, LLC, a holder of a greater than 5% interest in Educational Simon, L.L.C., Mr. MacDonald may be deemed to beneficially own the securities owned by Educational Simon, L.L.C. Mr. MacDonald disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(4) The number of shares beneficially owned is based solely on a Schedule 13D filed by Educational Simon, L.L.C. with the Securities and Exchange Commission on May 14, 2001. The address of such stockholder is 310 South Street, Morristown, New Jersey 07960.

(5) The number of shares beneficially owned is based in part on a Schedule 13D filed by The Mair Family 1984 Living Trust with the Securities and Exchange Commission on May 14, 2001. The address of such stockholder is 8844 Wine Valley Circle, San Jose, California 93135. On such Schedule 13D, The

   Mair Family 1984 Living Trust reported ownership of 607,350 shares. The 1,047,018 shares listed in the beneficial ownership table includes 219,834 shares owned by The Jennifer A. Mair 1999 Irrevocable Trust and 219,834 shares owned by The Jason P. Mair 1999 Irrevocable Trust. The Mair Family 1984 Living Trust may be deemed to beneficially own the shares owned by The Jennifer A. Mair 1999 Irrevocable Trust and The Jason P. Mair 1999 Irrevocable Trust. The Mair Family 1984 Living Trust disclaims beneficial ownership of the shares held by The Jennifer A. Mair 1999 Irrevocable Trust and The Jason P. Mair 1999 Irrevocable Trust except to the extent of its pecuniary interest therein.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq Stock Market. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations that no other reports were required, the Company believes that, during 2001, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                            EXECUTIVE COMPENSATION

Executive Compensation Table

   The Summary Compensation Table below sets forth certain compensation information concerning the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "named executive officers") for the fiscal year ended December 31, 2001, which includes one employee who was not an officer of the Company at December 31, 2001. Compensation reflected in the following table includes compensation to Mr. Elliott and Ms. McGuinn as employees of Earlychildhood from January 1, 1999 through April 30, 2001, and as employees of the Company from May 1, 2001 through December 31, 2001. Compensation reflected in the following table includes compensation to Mr. Noyes as an employee of SmarterKids.com from January 1, 1999 through April 30, 2001 and as Chairman of the Board of the Company from May 1, 2001 through December 31, 2001. Compensation reflected in the following table includes compensation to Mr. Cahill as an employee of SmarterKids.com from January 1, 1999 through April 30, 2001 and as an employee of the Company from May 1, 2001 through August 31, 2001.

                          SUMMARY COMPENSATION TABLE

                                                             Long-Term
                                                            Compensation
                                Annual Compensation            Awards
                         ---------------------------------- ------------
                                                             Securities
                                               Other Annual  Underlying   All Other
 Name and Principal            Salary   Bonus  Compensation   Options    Compensation
      Position           Year   ($)      ($)      ($)(6)       (#)(7)        ($)
 ------------------      ---- -------- ------- ------------ ------------ ------------
Ron Elliott(1).......... 2001 $241,011 $   --    $15,275      180,000      $    --
 Chief Executive Officer 2000  231,341     --      4,687          --            --
                         1999  242,752     --      1,750          --            --

Al Noyes(2)(9).......... 2001 $ 50,000 $80,000   $   --        54,125      $300,000
 Chairman of the Board   2000  156,250  15,000       --           --            --
                         1999  120,000  27,200       --           --            --

Rich Delaney(3)......... 2001 $ 73,846 $   --    $   --       120,000      $ 10,333
 Chief Financial Officer 2000      --      --        --           --            --
                         1999      --      --        --           --            --

Judith McGuinn(4)(8).... 2001 $187,691 $   --    $ 4,023       97,522      $    --
 Chief Operating Officer 2000  156,923  28,854       --           --            --
 and Secretary           1999    8,750     --        --           --            --

Robert Cahill(5)(9)..... 2001 $164,375 $25,000   $   --        22,774      $ 66,667
 Former Chief Financial  2000  155,750     --        --           --            --
 Officer                 1999  101,729     --        --           --            --

--------
(1) Mr. Elliott was appointed Chief Executive Officer of the Company on the closing date of the Combination. Prior to that, he served as President and Chief Executive Officer of Earlychildhood. Amounts earned during the fiscal year ended December 31, 2001, include $197,344 earned as Chief Executive Officer of LearningStar, where his annualized salary was $256,000, and $43,667 earned as President and Chief Executive Officer of Earlychildhood, where his annualized salary was $231,000.

(2) Mr. Noyes was appointed Chairman of the Board of the Company on the closing date of the Combination. Prior to that, he served as Chief Operating Officer of SmarterKids.com. Amounts earned during the fiscal year ended December 31, 2001, include $50,000 earned as Chief Operating Officer of SmarterKids.com, where his annualized salary was $150,000. In 2001, Mr. Noyes received a bonus of $80,000 as Chief Operating Officer of SmarterKids.com. The $300,000 listed under All Other Compensation includes a $250,000 lump-sum payment Mr. Noyes received in connection with his entry into a release from his retention agreement with the Company as well as $50,000 received as other severance benefits. See "Employment Arrangements--Al Noyes."

(3) Mr. Delaney was appointed Chief Financial Officer of the Company on September 1, 2001 and thus received no compensation for 1999 or 2000. Amounts earned during the fiscal year ended December 31, 2001 include $73,846 as Chief Financial Officer of the Company, for which his annualized salary was $240,000, and $10,333 for his service as an independent director and Chairman of the Audit Committee.

(4) Ms. McGuinn was appointed Chief Operating Officer of the Company on the closing date of the Combination. Prior to that, she served as Chief Operating Officer of Earlychildhood. Amounts earned during the fiscal year ended December 31, 2001 include $63,333 earned as Chief Operating Officer of the Company, where her annualized salary was $190,000, and $124,358 earned as Chief Operating Officer of Earlychildhood, where her annualized salary was $190,000.

(5) Mr. Cahill was appointed Chief Financial Officer of the Company on the closing date of the Combination. Prior to that, he served as Chief Financial Officer of SmarterKids.com. Amounts earned during the fiscal year ended December 31, 2001 include $106,042 earned as Chief Financial Officer of the Company, where his annualized salary was $175,000, and $58,333 earned as Chief Financial Officer of SmarterKids.com, where his annualized salary was $175,000. Mr. Cahill resigned from his position as Chief Financial Officer of the Company effective August 31, 2001 and received $66,667 from the Company as severance benefits.

(6) In accordance with Securities and Exchange Commission rules, amounts totaling less than the lesser of $50,000 or 10 percent of the total annual salary and bonus reported have been omitted. The amounts of personal benefits shown in this column that represent more than 25% of the applicable executive's total Other Annual Compensation include (i) for Mr. Elliott, in 2001, a $4,875 matching contribution to the Company's 401(k) plan and $10,400 for his 2001 car allowance, in 2000, a $4,687 matching contribution to the Company's 401(k) plan and, in 1999, a $1,750 matching contribution to the Company's 401(k) plan and (ii) for Ms. McGuinn, a $4,023 matching contribution to the Company's 401(k) plan.

(7) The securities underlying all of the options listed are shares of Common Stock.

(8) Of the 97,522 options listed, 17,522 options were issued to Ms. McGuinn in connection with the Combination in exchange for her options to purchase membership interests in Earlychildhood.

(9) All of the options held by Messrs. Noyes and Cahill were issued to them in connection with the Combination upon conversion of their options to purchase shares of SmarterKids.com common stock.

Stock Option Grants During 2001

   The following table sets forth certain information regarding grants of stock options made to the named executive officers during 2001. The Company has not granted any stock appreciation rights. The options were granted under the 2001 Stock Option and Incentive Plan, and, with respect to Mr. Delaney only, pursuant to the 2001 Non-Employee Director Stock Option Plan. In general, options granted under the Stock Option and Incentive Plan vest over three years and expire on the tenth anniversary of the grant date, although different vesting schedules may apply to the named executive officers as described below. In general, options granted under the Non-Employee Director Stock Option Plan also vest over three years and expire on the tenth anniversary of the grant date.

   The percentage of total options granted in the last fiscal year is based on an aggregate of 1,385,228 options granted in the last fiscal year to employees, directors, non-employee directors and consultants, including options granted to the named executive officers. Potential realizable value amounts represent certain assumed rates of appreciation in stock price for a given exercise price only and assume the conversion or exercise of all options to purchase Common Stock. Actual gains, if any, on stock option exercises and holdings of Common Stock are dependent on the future performance of such stock. There is no assurance that the amounts reflected will be realized. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock prices. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the stock option grants made to the named executive officers.

                          STOCK OPTION GRANTS IN 2001

                            Individual Grants
                          ---------------------
                                                                         Potential Realizable
                          Number of   Percent                           Value At Assumed Annual
                          Securities  of Total                           Rates of Stock Price
                          Underlying  Options                              Appreciation for
                           Options   Granted to Exercise or                 Option Term ($)
                           Granted   Employees  Base Price  Expiration -------------------------
 Name                       (#)(1)    in 2001     ($/sh)       Date      0%       5%       10%
 ----                     ---------- ---------- ----------- ---------- ------- -------- --------
 Ron Elliott(2)..........  180,000      13.0%     $1.425    10/4/2011  $13,500 $183,302 $443,810
 Al Noyes(3).............    2,875       0.2%     $ 1.07    9/15/2007  $ 1,236 $  3,948 $  8,109
                            18,750       1.4%     $ 1.07    11/6/2008  $ 8,063 $ 25,750 $ 52,887
                            25,000       1.8%     $12.00    11/22/2009     --       --       --
                             7,500       0.5%     $12.00     9/7/2010      --       --       --
 Richard Delaney(4)......   80,000       5.8%     $1.425    10/4/2011  $ 6,000 $ 81,467 $197,249
                            40,000       2.9%     $ 3.60    5/10/2011      --       --  $ 11,625
 Judith McGuinn(5).......   80,000       5.8%     $1.425    10/4/2011  $ 6,000 $ 81,467 $197,249
                            17,522       1.3%     $ 0.15     9/1/2010  $23,655 $ 40,184 $ 65,543
 Bob Cahill(6)...........    9,375       0.7%     $12.00     5/1/2009      --       --       --
                             1,250       0.1%     $12.00    1/24/2010      --       --       --
                             3,125       0.2%     $12.00     9/7/2010      --       --       --
                             7,500       0.5%     $12.00     4/7/2010      --       --       --
                             1,172       0.1%     $ 1.07     5/1/2009  $   504 $  1,610 $  3,306
                               352      0.03%     $ 1.07    10/27/2008 $   151 $    483 $    993

--------
(1) The securities underlying all of the options are shares of Common Stock.

(2) All of Mr. Elliott's options were granted under the Company's 2001 Stock Option and Incentive Plan. None of his outstanding options are currently exercisable.

(3) All of Mr. Noyes' options were granted upon conversion of his options to purchase SmarterKids.com common stock in connection with the Combination. All of his outstanding options are currently exercisable.

(4) The grant of 80,000 options to Mr. Delaney was made by the Company pursuant to its 2001 Stock Option and Incentive Plan. The grant of 40,000 options to Mr. Delaney was made by the Company pursuant to its 2001 Non-Employee Director Stock Option Plan. None of Mr. Delaney's options are currently exercisable.

(5) The grant of 80,000 options to Ms. McGuinn was made by the Company pursuant to its 2001 Stock Option and Incentive Plan. Ms. McGuinn's remaining 17,522 options were granted upon exchange of her options to purchase Earlychildhood membership interests in connection with the Combination. Of these 17,522 options, 5,841 options are currently exercisable.

(6) All of Mr. Cahill's options were granted upon conversion of his options to purchase SmarterKids.com common stock in connection with the Combination. All of his outstanding options are currently exercisable.

Option Exercises and Values in 2001

   The following table sets forth, on an aggregated basis, information regarding securities underlying unexercised stock options during the fiscal year ended December 31, 2001 by the named executive officers. The value of in-the-money options is based on the closing price of the Common Stock on the Nasdaq SmallCap Market on Monday, December 31, 2001 of $1.50 per share and is net of the exercise price.

                    AGGREGATE OPTION EXERCISES DURING 2001
                    AND OPTION VALUES ON DECEMBER 31, 2001

                         Number of   Dollar
                           Shares    Value        Number of Shares           Dollar Value of
                         Underlying Realized   Underlying Unexercised    Unexercised In-the-Money
                          Options      on    Options on 12/31/01 (#)(1)  Options on 12/31/01 ($)
                         Exercised  Exercise -------------------------- --------------------------
Name                        (#)       ($)    Exercisable Nonexercisable Exercisable Nonexercisable
----                     ---------- -------- ----------- -------------- ----------- --------------
Ron Elliott(2)..........     --         --        --        180,000          --        $13,500
Al Noyes(3).............     --         --     54,125           --        $9,299           --
Richard Delaney(4) .....     --         --        --        120,000          --        $ 6,000
Judith McGuinn(5).......     --         --      5,841        91,681       $7,885       $21,679
Bob Cahill(6)...........   1,524     $2,572       --            --           --            --

--------
(1) The securities underlying all of the options are shares of Common Stock.

(2) All of Mr. Elliott's unexercised options have an exercise price of $1.425.

(3) Of Mr. Noyes' 54,125 unexercised options, 21,625 options have an exercise price of $1.07 and 32,500 options have an exercise price of $12.00.

(4) Of Mr. Delaney's 120,000 unexercised options, 80,000 options have an exercise price of $1.425 and 40,000 options have an exercise price of $3.60.

(5) Of Ms. McGuinn's 97,522 unexercised options, 80,000 options have an exercise price of $1.425 and 17,522 options have an exercise price of $0.15.

(6) All of Mr. Cahill's 36,681 unexercised options have an exercise price of $12.00.

Employment Arrangements

   The Company is a party to employment agreements with Messrs. Elliott, Ms. McGuinn and Mr. Delaney. The Company was also a party to a retention agreement with Mr. Noyes, the terms of which expired on July 31, 2001. Each of these agreements has been filed with the Securities and Exchange Commission as an exhibit to one of the Company's periodic filings under the Exchange Act and the summary of the agreements set forth below is qualified in its entirety by reference to those agreements. The key provisions of each of these agreements are set forth below.

 Ron Elliott

   The Company has an agreement with Mr. Elliott to serve as Chief Executive Officer of the Company from December 31, 2001 through May 5, 2002. Mr. Elliott was previously party to an agreement with Earlychildhood pursuant to which he served as President and Chief Executive Officer. Mr. Elliott's agreement with the Company is on substantially the same terms as his agreement with Earlychildhood. Under his employment agreement, Mr. Elliott is entitled to receive an annual base salary of $256,000. He is also entitled to a monthly automobile allowance and is eligible to receive a bonus at the end of each year, such bonus to be determined in the sole discretion of the Board of Directors.

   Pursuant to the agreement, Mr. Elliott may be terminated by the Company for "cause." Under the agreement, "cause" with respect to Mr. Elliott means any of the following: (a) a material breach by him of the provisions of the agreement; (b) his conviction of, or plea of nolo contendere to, any felony or to any crime causing substantial harm to the Company or any of its affiliates (whether or not for personal gain) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct; (c) misuse or diversion of the Company's or any of its affiliate's funds, embezzlement, or fraudulent misrepresentations or concealments on any written reports submitted by him to the Company or any of its affiliates; (d) misconduct, failure to perform the duties of his employment or his habitual neglect thereof; or (e) failure to follow or comply with the lawful directives of the Company's Board of Directors. The breach, misconduct or failure under clause (d) is subject to a cure period of 30 days and the breach, misconduct or failure under clause
(e) is subject to a cure period of ten days. Upon termination for cause, the Company must pay Mr. Elliott his base salary through the date of termination, together with reimbursable business expenses actually and reasonably incurred by him prior to the date of termination and accrued but unpaid vacation compensation up to an aggregate maximum amount equal to six weeks of his base salary. Mr. Elliott would also be entitled to any continuation of the coverage rights required by Section 4980B of the Code and Sections 601 through 608 of the Employee Retirement Income Security Act of 1974, as amended, and any applicable state law establishing employer requirements for continuation of health care, life insurance or other welfare plan benefits for the benefit of certain current and former employees or dependents thereof (collectively, "COBRA").

   The agreement is also terminable by the Company in the case of Mr. Elliott's disability for a consecutive period of 120 days or a non-consecutive period of 120 days during any 12-month period. The agreement also terminates upon Mr. Elliott's death. Upon termination for death or disability, the Company must pay Mr. Elliott or his estate, as applicable, (a) his base salary through the date of termination, (b) a bonus in an amount equal to a pro rata portion of his bonus for the immediately preceding year and (c) reimbursable business expenses actually and reasonably incurred by him prior to the date of termination and the accrued vacation payment (each of which shall be paid consistent with the policies of the Company in effect at such time). Mr. Elliott and his dependents would also be entitled to any continuation of coverage rights required by COBRA.

   Mr. Elliott may terminate the agreement for "good reason." For purposes of his agreement, "good reason" means any of the following: (a) assignment of Mr. Elliott, without his consent, to a position with responsibilities or duties of a materially lesser status or degree of responsibility than his current position; (b) the failure to pay him the base salary at a rate or in an amount at least equal to the current amount or rate; (c) any material diminution in his aggregate benefits; or (d) the relocation of his place of business at least 30 miles from his current business location. Under the agreement, if Mr. Elliott terminates the agreement for "good reason," the Company must pay him his base salary for a period equal to the lesser of two years after the date of termination or the remaining term of the agreement, (b) a bonus in an amount equal to a pro rata portion of his bonus for the immediately preceding year and (c) reimbursable business expenses actually and reasonably incurred by him prior to the date of termination and the accrued vacation payment. Mr. Elliott and his dependents would also be entitled to any continuation of coverage rights required by COBRA.

   The Company and Mr. Elliott have entered into a deferred compensation agreement pursuant to which Mr. Elliott agreed to defer ten percent of his 2002 base salary payable to him from January 4, 2002 through October 31, 2002. The deferred compensation agreement may be terminated prior to October 31, 2002 or may be extended beyond such date upon the mutual written agreement of the Company and Mr. Elliott.

 Judith McGuinn

   The Company has an agreement with Ms. McGuinn to serve as Chief Operating Officer of the Company from December 31, 2001 through December 31, 2004. The agreement may be renewed upon the mutual agreement of the Company and Ms. McGuinn prior to its expiration. Ms. McGuinn was previously party to an agreement with Earlychildhood pursuant to which she served first as Vice President of Content and Publishing and then as Chief Operating Officer. Ms. McGuinn's agreement with the Company is on substantially the same terms as her agreement with Earlychildhood. Under the employment agreement, Ms. McGuinn is entitled to receive an annual base salary of $190,000. Ms. McGuinn's employment agreement provides that, if at any time

Mr. Elliott ceases to be Chief Executive Officer of the Company or any successor entity, Ms. McGuinn may resign from her position and will be entitled to severance payments from the Company for the time remaining under the employment agreement.

   Pursuant to the agreement, the Company may terminate Ms. McGuinn at any time for "cause." Under the agreement, "cause" with respect to Ms. McGuinn means any of the following: (a) misappropriation of any material funds or property of the Company or of any of its related companies; (b) unjustifiable neglect of her duties; (c) conviction of a felony involving moral turpitude;
(d) gross misconduct and/or the failure to act in good faith to the material detriment of the Company, or (e) willful and bad faith failure to obey reasonable and material orders given by the Company. The breach, misconduct or failure under clause (b), (d) and (e) is capable of cure by Ms. McGuinn within three business days' notice by the Company. Upon termination for "cause," Ms. McGuinn is entitled to payment of her salary earned and benefits accrued as of the date of the termination.

   The agreement is also terminable by the Company in the case of Ms. McGuinn's disability for three consecutive full calendar months, or for 80% or more of the normal working days during six consecutive full calendar months. The agreement also terminates upon Ms. McGuinn's death. Upon termination for death or disability, the Company must pay Ms. McGuinn or her estate, as applicable, the specified compensation earned and benefits accrued by her at the time of such termination.

   The Company may suspend the effectiveness of the agreement for and during any period in which the Company is materially hampered, interrupted or interfered with the normal conduct of its business by reason of any epidemic, fire, action of the elements, strike, walkout, labor dispute, governmental order, court order or order of any other legally constituted authority, act of God or public enemy, riot, civil commotion, inability to procure materials and equipment or any other cause or causes beyond the Company's control, whether of the same or any other nature. If any such suspension continues for more than eight consecutive weeks, the Company may terminate the agreement. In addition, if such suspension continues for eight or more consecutive weeks, Ms. McGuinn has the right to terminate the agreement on five days written notice to the Company, unless the Company resumes payment of her compensation within five days of receipt of such notice.

   The Company and Ms. McGuinn have entered into a deferred compensation agreement pursuant to which Ms. McGuinn agreed to defer ten percent of her 2002 base salary payable to her from January 4, 2002 through October 31, 2002. The deferred compensation agreement may be terminated prior to October 31, 2002 or may be extended beyond such date upon the mutual written agreement of the Company and Ms. McGuinn.

 Richard Delaney

   The Company has an agreement with Mr. Delaney to serve as Executive Vice-President and Chief Financial Officer of the Company from September 1, 2001 through August 31, 2004. The employment agreement provides for an annual base salary of $240,000. Mr. Delaney is entitled to reimbursement for housing and transportation in, to and from the Company's offices in Monterey, and office space and administrative support in Los Angeles. He is also entitled to participate in the 2001 Stock Option and Incentive Plan. In connection with his employment agreement, Mr. Delaney was granted options to purchase 80,000 shares of Common Stock under the 2001 Stock Option and Incentive Plan at an exercise price of $1.425 per share. The options granted under the 2001 Stock Option and Incentive Plan vest in three equal installments on October 4, 2002, 2003 and 2004 and expire on October 4, 2011. For his services as a non-employee director of the Company from May 10, 2001 through September 1, 2001, Mr. Delaney was granted options to purchase 40,000 shares of Common Stock under the 2001 Non-Employee Director Stock Option Plan at an exercise price of $3.60 per share. The options granted under the 2001 Non-Employee Director Stock Option Plan vest in three equal installments on May 10, 2002, 2003 and 2004 and expire on May 10, 2011.

   Pursuant to the agreement, the Company may terminate Mr. Delaney at any time for "cause." Under the agreement, "cause" with respect to Mr. Delaney means any of the following: (a) misappropriation of any material funds or property of the Company or of any of its related companies; (b) unjustifiable neglect of his duties; (c) conviction of a felony involving moral turpitude;
(d) gross misconduct and/or the failure to act in good faith to the material detriment of the Company; or (e) willful and bad faith failure to obey reasonable and material orders given by the Company. Upon termination for "cause," Mr. Delaney is entitled to payment of his salary earned and benefits accrued as of the date of the termination.

   The agreement is also terminable by the Company in the case of Mr. Delaney's disability for a consecutive period of four consecutive full calendar months or 80 percent or more of the normal working days during six consecutive full calendar months. The agreement also terminates upon Mr. Delaney's death. Upon termination for death or disability, the Company must pay Mr. Delaney or his estate, as applicable, his compensation earned and benefits accrued at the time of his termination.

   Under the agreement, if Mr. Delaney's position with the Company is eliminated and/or his employment with the Company is terminated by the Company for any reason other than cause, disability or by reason of Mr. Delaney's death, the Company will be required to pay Mr. Delaney his base salary in effect at the time of the termination for the greater of (a) the balance of the term of the agreement or (b) one year. In addition, in the event of a total and complete closure of the Company's business operations for any reason, the Company will be required to pay Mr. Delaney his base salary in effect at the time of the closure for twelve weeks.

   The Company and Mr. Delaney have entered into a deferred compensation agreement pursuant to which Mr. Delaney agreed to defer ten percent of his 2002 base salary payable to him from January 4, 2002 through October 31, 2002. The deferred compensation agreement may be terminated prior to October 31, 2002 or may be extended beyond such date upon the mutual written agreement of the Company and Mr. Delaney.

 Al Noyes

   On April 30, 2001, in connection with the closing of the Combination, Mr. Noyes entered into a retention agreement with the Company. Pursuant to the retention agreement, in consideration for his agreement to serve as Chairman of the Board, the Company paid Mr. Noyes a base salary of $18,750 per month until July 31, 2001. In addition, on July 31, 2001, the Company entered into a release with Mr. Noyes, pursuant to which it paid him a lump-sum payment of $250,000 and accelerated the vesting of options to purchase 54,125 shares of Common Stock held by Mr. Noyes.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions Involving Ron Elliott and The Mair Family 1984 Living Trust

   On March 21, 2002, the Company and GMAC Business Credit, LLC ("GMAC") entered into a second amendment to the Company's $25 million secured credit facility, pursuant to which, among other things, GMAC agreed to reduce the minimum excess availability requirement under the credit facility from $4 million to $2.5 million through July 31, 2002. In connection with the amendment, Ron Elliott, the Company's Chief Executive Officer, entered into a limited guaranty with GMAC, pursuant to which Mr. Elliott agreed to guarantee up to $500,000 of the Company's additional availability under the facility. The guarantee by Mr. Elliott expires on July 31, 2002, at which point the minimum excess availability requirement under the credit facility returns to $4 million.

   On May 5, 1999, the Company entered into a lease agreement with Elliott-Mair Salinas LLC, a company wholly owned by Ron Elliott and Jeffrey R. Mair and Gloria June Mair, trustees of The Mair Family 1984 Living Trust (the "Mair Trust"), a significant stockholder of the Company. Pursuant to the lease, the Company paid Elliott-Mair Salinas LLC $156,000 in rent during the fiscal year ended December 31, 2001. The lease term is indefinite.

   On April 30, 2001, Earlychildhood LLC, a wholly-owned subsidiary of the Company, entered into an assumption agreement with each of Ron Elliott, Jeffrey R. Mair and Gloria June Mair, as trustees of the Mair Trust and certain other stockholders of the Company. Pursuant to the assumption agreements, Mr. Elliott, the Mair Trust and the other stockholders assumed the obligations of QTL Corporation ("QTL") to Earlychildhood under a promissory note dated May 5, 1999. QTL Corporation was a holder of a majority of the outstanding membership interests in Earlychildhood prior to the Combination and was dissolved on April 30, 2001. As of December 31, 2001, the outstanding principal amount of the notes amounted to an aggregate of $139,000. The notes bear interest at 8% per annum and mature on May 5, 2004, unless earlier paid in full. In connection with the assumption of QTL's obligations under the original promissory note, Mr. Elliott, the Mair Trust and the other stockholders have each pledged a percentage of the shares of Common Stock owned by them to secure their respective obligations under the notes.

Transaction Involving an Affiliate of Educational Simon, L.L.C. and Robert MacDonald

   On May 5, 1999, Earlychildhood entered into a seven-year executive management agreement with William E. Simon & Sons, LLC ("WES&S"), a private investment firm and merchant bank. WES&S is an affiliate of William E. Simon & Sons Private Equity Partners, L.P, an entity which is the holder of a majority of the outstanding membership interests in Educational Simon, L.L.C. Educational Simon, L.L.C. is a significant stockholder of the Company. Pursuant to the agreement, Earlychildhood paid WES&S an initial fee of $400,000 and a quarterly fee of $75,000. The executive management agreement was terminated on April 30, 2001 as a result of the Combination. WES&S was paid $450,000 in professional fees related to the Combination.
Robert MacDonald, a member of the Company's Board of Directors, is President of Educational Simon, L.L.C. and President of the Private Equity Group of WES&S.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Messrs. MacDonald, DeBiase and Kolowich were members of the Company's Compensation Committee during the fiscal year ended December 31, 2001. Other than Mr. MacDonald, none of these directors is a present or former officer or employee of the Company or engaged in any transactions with the Company that are required to be disclosed pursuant to the Exchange Act. With respect to Mr. MacDonald, see "Certain Relationships and Related Transactions."

                         COMPENSATION COMMITTEE REPORT

   During fiscal year 2001, the Compensation Committee was responsible for determining the compensation of the Company's executive officers and certain other key employees and for making grants under, and administering, the Company's 2001 Option and Incentive Plan and the Company's 2001 Non-Employee Director Stock Option Plan.

   From March 14, 2001 to May 10, 2001, the members of the Compensation Committee were Messrs. Kaplan and Kolowich. On May 10, 2001, Mr. Kaplan resigned from his position on the Compensation Committee and Messrs. MacDonald and DeBiase were appointed to serve as members. From May 10, 2001 to December 31, 2001, the members of the Compensation Committee were Messrs. MacDonald (Chairman), DeBiase and Kolowich, none of whom are employees of the Company or any of its subsidiaries. However, Mr. MacDonald is an employee of William E. Simon & Sons, LLC, which is an affiliate of Educational Simon, L.L.C., a significant stockholder of the Company. Mr. MacDonald is also President of Educational Simon, L.L.C. As such, Mr. MacDonald is not a "non-employee director" as defined by Rule 16b-3 under the Exchange Act, or an "outside director" as defined under Section 162(m) of the Code. Consequently, certain of the options granted by the Company during 2001 are not eligible for deductibility by the Company under Section 162(m). The requirements of Section 162(m) are more fully described in "Policy Related to Deductibility of Compensation" below.

   Effective January 1, 2002, the Company's Board of Directors dissolved the Compensation Committee. As such, determinations regarding management compensation and employee benefit plan administration for fiscal year 2002 will be made by the full Board of Directors and options granted during 2002 will not be eligible for deductibility by the Company under Section 162(m). See "Policy Related to Deductibility of Compensation."

General Compensation Policy

   The goal of the Compensation Committee is to retain, motivate and reward management through the Company's compensation policies and awards. Compensation of the Company's executive officers is designed to be competitive, to reward exceptional performance and to align the interest of executive officers with the interests of the Company's stockholders. The members of the Compensation Committee have evaluated the Company's compensation policies consistent with these goals and held meetings twice in 2001 devoted to compensation matters. The Compensation Committee designed the Company's executive officers' compensation packages to be comprised of the following two elements:

  . a base salary designed to be competitive with base salary levels in effect at companies of comparable size to the Company and with which the Company competes for executive personnel; and

  . the grant of stock options intended to align the interests of the executive officers with those of the Company's stockholders.

Executive Compensation for Fiscal Year 2001

   Ron Elliott served as Chief Executive Officer of the Company during fiscal year 2001. For the year ended December 31, 2001, Mr. Elliott received a salary of $241,011 and a monthly car allowance of approximately $850. On October 4, 2001, Mr. Elliott was granted options to purchase 180,000 shares of Common Stock at an exercise price of $1.425 under the Company's 2001 Stock Option and Incentive Plan. The stock options will become exercisable as follows: 60,000 options will become exercisable on October 4, 2002; 60,000 options will become exercisable on October 4, 2003; and 60,000 options will become exercisable on October 4, 2003. Mr. Elliott's options will expire on October 4, 2011.

   The Company and Mr. Elliott have entered into a deferred compensation agreement pursuant to which Mr. Elliott agreed to defer ten percent of his 2002 base salary payable to him from January 4, 2002 through October 31, 2002. The deferred compensation agreement may be terminated prior to October 31, 2002 or may be extended beyond such date upon the mutual written agreement of the Company and Mr. Elliott.

   The Compensation Committee believes that Mr. Elliott's fiscal year 2001 salary and stock option package, as well as the salaries and stock option packages of the Company's other executive officers for the year ended December 31, 2001, were determined in a manner generally consistent with the factors described above under "General Compensation Policy."

Policy Related to Deductibility of Compensation

   Section 162(m) of the Code generally denies a deduction to any publicly-held corporation for compensation paid to the named executive officers as of the end of a fiscal year, to the extent that the compensation to such officer exceeds $1 million in any taxable year of the corporation. Section 162(m) of the Code provides that "qualified performance-based compensation" will not be subject to the deduction limit if certain requirements are met.

   Certain options granted under the 2001 Stock Option and Incentive Plan do not currently comply with the requirements for "qualified performance-based compensation" under Section 162(m) because, as a result of Mr. MacDonald's affiliation with Educational Simon, L.L.C., such options were not granted by a compensation committee consisting of two or more "outside directors" within the meaning of Section 162(m). Having considered the requirements of Section 162(m), the fact that the composition of the Compensation Committee does not currently satisfy Section 162(m) and the fact that the Compensation Committee does not currently expect the amount of compensation payable to officers who are subject to Section 162(m) which is not exempt from Section 162(m) (including compensation attributable to the exercise of options) to exceed the $1 million deduction limit for any individual officer, the Company has not structured the options granted under the 2001 Stock Option and Incentive Plan to comply with Section 162(m).

                                          COMPENSATION COMMITTEE

                                          Robert MacDonald (Chairman)
                                          Dean DeBiase
                                          Michael Kolowich

                            AUDIT COMMITTEE REPORT

   During fiscal year 2001, the Audit Committee was responsible for reviewing and making recommendations regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and its internal controls, accounting practices and policies. From March 14, 2001 to May 10, 2001, the members of the Audit Committee were Messrs. Kaplan and Kolowich. On May 10, 2001, Mr. Kaplan resigned from his position on the Audit Committee and Messrs. Graves and Delaney were appointed to serve as members. On September 1, 2001, Mr. Delaney was appointed to serve as the Company's Chief Financial Officer and was no longer able to serve on the Audit Committee. On February 21, 2002, Mr. DeBiase and Dr. Casagrande were elected to the Audit Committee. The current Chair of the Audit Committee is Mr. Kolowich.

   The Company is currently in compliance with the audit committee charter requirements of the Nasdaq Stock Market. The Company's Board of Directors has determined that Mr. Kolowich, Dr. Casagrande and Mr. DeBiase meet the qualifications of "independent directors" under Rule 4200(a) (14) of the Nasdaq Rules. From May 2001 to October 2001, Mr. Graves did not meet the requirements for independence under the Nasdaq Rules because of his affiliation with William E. Simon & Sons Private Equity Partners, L.P., an indirect affiliate of the Company. Mr. Graves, who is no longer affiliated with William E. Simon & Sons Private Equity Partners, L.P., is currently serving as a member of the Audit Committee pursuant to the "exceptional and limited circumstances" exception provided by Rule 4350(d)(2)(B) of the Nasdaq Rules. The Company has determined that such circumstances exist due to the fact that Mr. Graves has special expertise regarding the Company's financial position and operations.

   The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Annex A.

   The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. The Company's management has primary responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

   During fiscal year 2001, the Audit Committee met three times, and discussed the interim financial information contained in each of the Company's quarterly reports on Form 10-Q with the chief financial officer and independent auditors prior to their filing with Securities and Exchange Commission.

Auditor Independence and Fiscal 2001 Audit

   In discharging its duties, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." In addition, the Audit Committee discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also independently discussed the quality and adequacy of the Company's internal controls with management and the independent auditors.

   The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

Fiscal 2001 Financial Statements and Recommendations of the Committee

   The Audit Committee separately reviewed the Company's audited financials statements as of and for the fiscal year ended December 31, 2001 with management and the independent auditors. Management had the responsibility for the preparation of the Company's financial statements and the independent auditors had the responsibility for auditing those statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

   Based on the above-mentioned review, and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, to be filed with the Securities and Exchange Commission.

Audit Fees

   The aggregate fees for professional services rendered by the independent auditors for (a) the audit of the Company's financial statements as of and for the fiscal year ended December 31, 2001 and (b) the review of the financial statements included in the Company's Form 10-Q filings for fiscal year 2001 were $401,479.

All Other Fees

   All other fees aggregated $628,350 for fiscal year 2001. Such fees included audit-related fees of $492,170, which consisted principally of review of registration statements, issuance of consents and consultation on financial accounting matters. Fees for non-audit services of $136,360 principally consisted of tax compliance and consultation services.

   The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by the Company's management and by the independent auditors. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company's financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company's auditors meet the applicable standards for auditor independence.

                                          AUDIT COMMITTEE

                                          Michael Kolowich (Chairman)
                                          Lou Casagrande
                                          Dean DeBiase
                                          Scott Graves

                            STOCK PERFORMANCE GRAPH

   The chart below compares the cumulative total stockholders' return on the Common Stock from May 1, 2001, the first day it was publicly traded, through December 31, 2001 with the Russell 2000 Stock Market Index and a peer group index created by the Company (the "LearningStar Peer Group Index"). Pursuant to the rules of the Securities and Exchange Commission, the Company created a peer group index with which to compare its own stock performance since a relevant published industry or line-of-business index does not exist. The Company believes that the number of publicly-traded companies with businesses comparable to the Company's business is insufficient for the Company to reasonably identify a business-based peer group index. As such, the Company's peer group index consists of a group of companies with similar market capitalization. The common stocks of the following companies have been included in the LearningStar Peer Group Index: CoActive Marketing Group, Inc.; Collegiate Pacific, Inc.; Geerlings & Wade, Inc.; iGo Corporation; Learn2 Corporation; MediaBay, Inc.; Provell, Inc.; Sport Supply Group, Inc.; The Sportsman's Guide, Inc.; and Zones, Inc. The chart assumes $100 was invested on May 1, 2001 in each of the Common Stock, the Russell 2000 Index and the LearningStar Peer Group Index and reflects reinvestment of all dividends and annual market capitalization weighting. The Company's stock price has decreased significantly since May 1, 2001 and the closing price per share on December 31, 2001 was $1.50. Past financial performance should not be considered to be a reliable indicator of future performance and investors should not use historical trends to anticipate results or trends in future periods.

                            [PERFORMANCE GRAPH APPEARS HERE]


                                                   May 1, 2001 December 31, 2001
                                                   ----------- -----------------
   LearningStar Common Stock......................   $100.00        $ 26.74
   Russell 2000 Stock Market Index................    100.00         100.54
   LearningStar Peer Group Index..................    100.00          76.58

                           EXPENSES OF SOLICITATION

   All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies and voting instructions may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

                               OTHER INFORMATION

   The Board of Directors does not currently know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented, the persons named in the accompanying proxy will have discretion to vote in accordance with their own judgment on such matters.

                PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS
                          FOR THE 2003 ANNUAL MEETING

   Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner and in compliance with the requirements of Rule 14a-8. The Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Secretary of the Company not less than 70 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the Company's 2003 Annual Meeting, stockholder proposals must be received by the Company after January 31, 2003 but no later than February 20, 2003. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If a stockholder who has notified the Company of its intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the Company need not present the proposal for a vote at such meeting.

   All notices of proposals by stockholders, whether or not to be included in the Company's proxy materials, should be sent to the attention of the Secretary of the Company at 2 Lower Ragsdale Drive, Suite 200, Monterey, California 93940.

                                          By Order of the Board of Directors,

                                          /s/ Judith McGuinn

                                          Judith McGuinn
                                          Secretary

April 3, 2002

                                                                        ANNEX A
                              LEARNINGSTAR CORP.

                            AUDIT COMMITTEE CHARTER

A. PURPOSE AND SCOPE

   The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission ("SEC"), the Corporation's shareholders or to the general public, and (ii) the Corporation's internal financial and accounting controls.

B. COMPOSITION

   The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements under any rules or regulations of The NASDAQ National Market, as in effect from time to time, and shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

   All members of the Committee shall either (i) be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement, or (ii) be able to do so within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

   The Board may appoint one member who does not meet the independence requirements set forth above and who is not a current employee of the Corporation or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Corporation and its shareholders. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

   The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Committee shall:

 Document Review

  1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

  2. Review with representatives of management and representatives of the independent accounting firm the Corporation's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation's annual report on Form 10-K. The Committee shall also review the Corporation's quarterly financial statements prior to their inclusion in the Corporation's quarterly SEC filings on Form 10-Q.

  3. Take steps designed to insure that the independent accounting firm reviews the Corporation's interim financial statements prior to their inclusion in the Corporation's quarterly reports on Form 10-Q.

 Independent Accounting Firm

  4. Recommend to the Board of Directors the selection of the independent accounting firm, and approve the fees and other compensation to be paid to the independent accounting firm. The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement).

  5. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board ("ISB") Standard 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent accounting firm.

  6. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards ("SAS") 61, as it may be modified or supplemented.

  7. Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit.

  8. Evaluate the performance of the independent accounting firm and recommend to the Board of Directors any proposed discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Board of Directors and the Committee.


 Financial Reporting Processes

9. In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation's internal financial and accounting controls.

 Compliance

10. To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel and/or independent accounting consultants to review any matter under its responsibility.

 Reporting

11. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation's annual proxy statement for each annual meeting of stockholders occurring after December 14, 2000.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

                                                                        ANNEX B

                          SECOND AMENDED AND RESTATED

                              LEARNINGSTAR CORP.

                       2001 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1--PURPOSE.

   This 2001 Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership by all eligible employees of LearningStar Corp., a Delaware corporation, (the "Company"), and its participating subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ARTICLE 2--ADMINISTRATION OF THE PLAN.

   The Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

   The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

   In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board of Directors.

ARTICLE 3--ELIGIBLE EMPLOYEES.

   All employees of the Company or any of its participating subsidiaries whose customary employment with the Company is more than 20 hours per week and for more than five months in any calendar year and who have completed at least one
(1) day of employment, shall be eligible to receive options under the Plan to purchase common stock of the Company, and all eligible employees shall have the same rights and privileges hereunder. Persons who are eligible employees on the first business day of any Payment Period (as defined in Article 5) shall receive their options as of such day. Persons who become eligible employees after any date on which options are granted under the Plan shall be granted options on the first day of the next succeeding Payment Period on which options are granted to eligible employees under the Plan. In no event, however, may an employee be granted an option if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporation" are defined in
Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

ARTICLE 4--STOCK SUBJECT TO THE PLAN.

   The stock subject to the options under the Plan shall be shares of the Company's authorized but unissued common stock, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 250,000, subject to adjustment as provided in Article 12. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

ARTICLE 5--PAYMENT PERIOD AND STOCK OPTIONS.

   Payment Periods shall consist of the six-month periods commencing on March 1 and September 1 and ending on August 31 and February 28 of each calendar year.

   On the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 200 shares, on condition that such employee remains eligible to participate in the Plan throughout the remainder of such Payment Period. The participant shall be entitled to exercise the option so granted only to the extent of the participant's accumulated payroll deductions on the last day of such Payment Period. If the participant's accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than 200 shares except for the 200-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 200 shares shall be promptly refunded to the participant by the Company, without interest. The Option Price per share for each Payment Period shall be the lesser of (i) 85% of the average market price of the Common Stock on the first business day of the Payment Period and (ii) 85% of the average market price of the Common Stock on the last business day of the Payment Period, in either event rounded up to the nearest cent. The foregoing limitation on the number of shares subject to option and the Option Price shall be subject to adjustment as provided in Article 12.

   For purposes of the Plan, the term "average market price" on any date means
(i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq Stock Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq Stock Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

   For purposes of the Plan, the term "business day" means a day on which there is trading on the Nasdaq Stock Market or the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in the State of Delaware.

   No employee shall be granted an option which permits the employee's right to purchase stock under the Plan, and under all other Section 423(b) employee stock purchase plans of the Company and any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with
Section 423(b)(8) of the Code. If the participant's accumulated payroll deductions on the last day of the Payment Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

ARTICLE 6--EXERCISE OF OPTION.

   Each eligible employee who continues to be a participant in the Plan on the last day of a Payment Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as the participant's accumulated payroll deductions on such date will pay for at the Option Price, subject to the 200-share limit of the option and the
Section 423(b)(8) limitation described in Article 5. If the individual is not a participant on the last day of a Payment Period, then he or she shall not be entitled to exercise his or her option. Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in a participant's account at the end of a Payment Period by reason of the inability to purchase a fractional share shall be carried forward to the next Payment Period.

ARTICLE 7--AUTHORIZATION FOR ENTERING THE PLAN.

   An employee may elect to enter the Plan by filling out, signing and delivering to the Company an authorization:

    A. Stating the dollar amount to be deducted regularly from the employee's pay;

    B. Authorizing the purchase of stock for the employee in each Payment Period in accordance with the terms of the Plan; and

    C. Specifying the exact name or names in which stock purchased for the employee is to be issued as provided under Article 11 hereof.

Such authorization must be received by the Company at least ten days before the first day of the next succeeding Payment Period and shall take effect only if the employee is an eligible employee on the first business day of such Payment Period.

   Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

   The Company will accumulate and hold for each participant's account the amounts deducted from his or her pay. No interest will be paid on these amounts.

ARTICLE 8--MAXIMUM AMOUNT OF PAYROLL DEDUCTIONS.

   An employee may elect payroll deductions in an amount equal to not less than $200 and not more than $5,000 per annum; provided that the annual amounts elected by the employee must be made in $50 increments.

ARTICLE 9--CHANGE IN PAYROLL DEDUCTIONS.

   Deductions may not be increased or decreased during a Payment Period. However, a participant may withdraw in full from the Plan.

ARTICLE 10--WITHDRAWAL FROM THE PLAN.

   A participant may withdraw from the Plan (in whole but not in part) at any time prior to the last day of a Payment Period by delivering a withdrawal notice to the Company.

   To re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least ten days before the first day of the next Payment Period in which he or she wishes to participate. The employee's re-entry into the Plan becomes effective at the beginning of such Payment Period, provided that he or she is an eligible employee on the first business day of the Payment Period.

ARTICLE 11--ISSUANCE OF STOCK.

   Certificates for stock issued to participants shall be delivered as soon as practicable after each Payment Period by the Company's transfer agent.

   Stock purchased under the Plan shall be issued only in the name of the participant, or if the participant's authorization so specifies, in the name of the participant and another person of legal age as joint tenants with rights of survivorship.

ARTICLE 12--ADJUSTMENTS.

   Upon the happening of any of the following described events, a participant's rights under options granted under the Plan shall be adjusted as hereinafter provided:

  A. In the event that the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock that such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

  B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each participant upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of its exercise.

   Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A or B shall be made only after the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a "modification" (as that term is defined in Section 424 of the Code). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.

   If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, with respect to options then outstanding under the Plan, either
(i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of the Common Stock in connection with the Acquisition,
(b) shares of stock of the successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such options immediately preceding the Acquisition; or (ii) terminate each participant's options in exchange for a cash payment equal to the excess of (a) the fair market value on the date of the Acquisition, of the number of shares of Common Stock that the participant's accumulated payroll deductions as of the date of the Acquisition could purchase, at an option price determined with reference only to the first business day of the applicable Payment Period and subject to the 200-share limit, Code Section 423(b)(8) and fractional-share limitations on the amount of stock a participant would be entitled to purchase, over (b) the result of multiplying such number of shares by such option price.

   The Committee or Successor Board shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.

ARTICLE 13--NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS.

   An option granted under the Plan may not be transferred or assigned and may be exercised only by the participant.

ARTICLE 14--TERMINATION OF EMPLOYEE'S RIGHTS.

   Whenever a participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her rights under the Plan shall immediately terminate, and the Company shall promptly refund, without interest, the entire balance of his or her payroll deduction account under the Plan. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or for so long as the participant's right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

   If a participant's payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from the participant on the day the interruption occurs.

ARTICLE 15--TERMINATION AND AMENDMENTS TO PLAN.

   Unless terminated sooner as provided below, the Plan shall terminate on April 30, 2011. The Plan may be terminated at any time by the Company's Board of Directors but such termination shall not affect options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest.

   The Committee or the Company's Board of Directors may at any time wholly or partially amend, alter or suspend the Plan. However, without approval of the Company's shareholders given within twelve (12) months before or after the action by the Board, no action of the Committee or the Company's Board of Directors may, except as provided in paragraph 12, increase the limits imposed in paragraph 4 on the maximum number of shares which may be issued under the Plan or extend the term of the Plan under paragraph 15.

   The Company's Board of Directors shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with applicable tax laws.

   No amendment, alteration, suspension or termination of the Plan shall impair the rights of any participant, unless mutually agreed otherwise between the participant and the Company, which agreement must be in writing and signed by the participant and the Company. Termination of the Plan shall not affect the Committee's ability to exercise the powers granted to it hereunder with respect to options granted or awarded under the Plan prior to the date of such termination.

ARTICLE 16--LIMITS ON SALE OF STOCK PURCHASED UNDER THE PLAN.

   The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 21 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

ARTICLE 17--PARTICIPATING SUBSIDIARIES.

   The term "participating subsidiary" shall mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, which is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

ARTICLE 18--OPTIONEES NOT STOCKHOLDERS.

   Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee as a stockholder of the shares covered by an option until such shares have been actually purchased by the employee.

ARTICLE 19--APPLICATION OF FUNDS.

   The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

ARTICLE 20--NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

   By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Payment Period in which such Common Stock was acquired. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as "disqualifying dispositions" under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

ARTICLE 21--WITHHOLDING OF ADDITIONAL INCOME TAXES.

   By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant's compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant's compensation, when amounts are added to the participant's account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant's accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld upon the exercise or vesting of any right under the Plan, or which may be repurchased from the Participant within six months after such shares were acquired by the participant from the Company, in order to satisfy the participant's federal and state income and payroll tax liabilities with respect to the exercise or vesting of the right shall be limited to the number of shares which have a fair market value equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state income tax income and payroll tax purposes that are applicable to such supplemental taxable income.

ARTICLE 22--GOVERNMENTAL REGULATIONS.

   The Company's obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

   Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

ARTICLE 23--GOVERNING LAW.

   The validity and construction of the Plan shall be governed by the laws of Delaware, without giving effect to the principles of conflicts of law thereof.

PROXY

                               LEARNINGSTAR CORP.

 Proxy Solicited on Behalf of the Board of Directors of LearningStar Corp. for
                       the Annual Meeting on May 1, 2002

  The undersigned hereby acknowledges receipt of the LearningStar Corp. Notice of Annual Meeting and Proxy Statement and hereby constitutes and appoints Richard Delaney and Judith McGuinn, and each of them, its true and lawful agents and proxies, with full power of substitution in each, to attend the Annual Meeting of Stockholders of LearningStar Corp. on Wednesday, May 1, 2002, at 9:00 a.m., local time, at the Monterey Hyatt, One Old Golf Course Road, Monterey, California 93940 and any adjournment thereof, and to vote on the matters indicated all the shares of Common Stock which the undersigned would be entitled to vote if personally present.

  Please mark, sign and date this Proxy Card on the reverse side and return it promptly using the enclosed reply envelope.

Continued, and to be completed, on reverse side



  This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3, and 4.

  The Board of Directors recommends a vote FOR all nominees in Proposal 1 and FOR Proposals 2, 3, and 4.

  1.Election of Directors.

     Nominees: (01) Al Noyes, (02) Dr. Louis Casagrande and (03) Scott Graves.

          FOR ALL NOMINEES (except as      WITHHOLD AUTHORITY to vote for
          marked to the contrary) [_]      all nominees [_]

     [_] For, except vote withheld from the following nominee(s):

  2.Approval of Amendment to Restated Certificate of Incorporation to change the Company's name to "Excelligence Learning Corporation."

                     FOR [_]    AGAINST [_]    ABSTAIN [_]

  3.Approval of the Second Amended and Restated 2001 Employee Stock Purchase
    Plan.

                     FOR [_]    AGAINST [_]    ABSTAIN [_]

  4.Ratification of KPMG LLP as Independent Auditors.

                     FOR [_]    AGAINST [_]    ABSTAIN [_]

  5.In their discretion, upon such other matters as may properly come before the Annual Meeting.

                                                     MEETING ATTENDANCE

                                             Please mark this box if you plan
                                             to attend the meeting. [_]

                                                       ADDRESS CHANGE

                                             Please mark this box if you have
                                             indicated an address change. [_]

                                             ----------------------------------
                                             Signature

                                             ----------------------------------
                                             Signature

                                             ----------------------------------
                                             Date

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.